SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             IDM ENVIRONMENTAL CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        New Jersey                                           22-2194790
 --------------------------                           ------------------------
(State or other jurisdiction                            (IRS Employer
 of incorporation)                                       Identification No.)

   396 Whitehead Avenue, South River, New Jersey            08882
   ---------------------------------------------       ----------------
      (Address of Principal Executive Offices)             (Zip Code)


                   IDM ENVIRONMENTAL CORP. 1998 COMPREHENSIVE
                           STOCK OPTION AND AWARD PLAN

                      NON-PLAN STOCK OPTION GRANTS PURSUANT
                            TO EMPLOYMENT AGREEMENTS
                            -------------------------
                            (Full title of the plan)

                                                             Copy to:
           Joel Freedman                                 Michael Sanders
      IDM Environmental Corp.                           Vanderkam & Sanders
            P.O. Box 388                                  440 Louisiana
      396 Whitehead Avenue                                  Suite 475
   South River, New Jersey 08882                        Houston, Texas 77002
           (732) 390-9550                                 (713) 547-8900
   -----------------------------
  (Name, address and telephone
   number of agent for service)

     Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                        Proposed
                                                             Proposed maximum            maximum             Amount of
         Title of securities             Amount to be       offering price per     aggregate offering      registration
          to be registered              registered (3)             share                  price                 fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value            1,000,000 (1)              (4)            $ 2,934,122.05 (4)      $   865.57
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value            4,500,000 (2)         $ 3.719 (5)         $16,735,500.00          $ 4,936.97
------------------------------------------------------------------------------------------------------------------------
   Total                                 5,500,000                                 $19,669,622.05          $ 5,802.54
========================================================================================================================


(1) Represents Common Stock issuable under the IDM Environmental Corp. 1998 Comprehensive Stock Option and Award Plan (the "Plan").

(2) Represents Common Stock issuable under Non-Qualified Stock Option Agreements ("Non-Plan Option Grants") with Joel Freedman and Frank Falco pursuant to Employment Agreements between those individuals and IDM Environmental Corp. (the "Company").

(3) Plus such additional number of shares as may hereafter become issuable pursuant to the Plan or the Non-Plan Option Grants in the event of a stock dividend, split-up of shares, recapitalization or other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted by the Company under the Company's 1998 Plan (the "Incentive Plan") and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq Stock Market for June 16, 1998, for shares reserved for future issuance pursuant to the 1998 Plan (pursuant to Rule 457(c) under the Securities Act)(See Note below regarding computation of offering price and aggregate offering price).

(5) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon the exercise price per share under the terms of the Non-Plan Option Grants.


NOTES TO CALCULATION OF REGISTRATION FEE:

The chart below details the calculations of the registration fee:


                                 Number of     Offering Price        Aggregate
    Type of Shares                 Shares        Per Share        Offering Price
---------------------------     -----------    --------------    ---------------
Shares issuable pursuant to       113,200       $3.719           $   420,990.80
outstanding options under 1998     65,000       $3.50            $   227,500.00
Plan

Shares reserved for future        821,800       $2.78125         $ 2,285,631.25
issuance pursuant to the 1998     -------                          ------------
Plan

         Total                  1,000,000                        $ 2,934,122.05
                                =========                          ============


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


     The  information  required  by Part I of Form  S-8 to be  contained  in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the introductory Note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following  documents filed with the Securities and Exchange  Commission
(the   "Commission")  are  incorporated  by  reference  into  this  Registration
Statement and are made a part hereof:

     (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1998.

     (c) The description of securities included in Form 8-A declared effective by the Commission on April 26, 1994 (Commission File No. 0-23900).

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Michael Sanders, a partner in the law firm of Vanderkam & Sanders which has rendered an opinion in connection with the Shares offered pursuant to the 1998 Plan, holds an aggregate of 40,000 options exercisable to purchase common stock of the Company at prices ranging from $2.00 per share to $3.50 per share for ten year periods commencing between November 20, 1995 and June 2, 1998.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation, as amended, eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by New Jersey law. The Company's Bylaws provide that the Company shall indemnify its officers and directors to the extent permitted by the Business Corporation Act of the State of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with New Jersey law. Section 14A:3-5 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws.

     The provisions  regarding  indemnification  provide,  in essence,  that the
Company will  indemnify  its directors  against  expenses  (including  attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. However, the Company does not currently provide such insurance to its directors, and there is no guarantee that the Company will provide such insurance to its directors in the near future although the Company may attempt to obtain such insurance.

     The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

  5.1 Opinion and consent of Vanderkam & Sanders re: the legality of the shares being registered

  23.1    Consent of Vanderkam & Sanders (included in Exhibit 5.1)

  23.2    Consent of Samuel Klein and Company

  99.1(1) IDM Environmental  Corp. 1998 Comprehensive Stock Option and Award
          Plan

  99.2(1) Non-Qualified  Stock Option Agreement between the Company and Joel
          Freedman

  99.3(1) Non-Qualified Stock Option Agreement between the Company and Frank
          Falco

--------------

(1)  Incorporated   by  reference  to  the   respective   exhibits   filed  with
     Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1997.

ITEM 9. UNDERTAKINGS

     (a) The registrant hereby undertakes:

          (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each post- effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South River, State of New Jersey on the 17th day of June, 1998.

                                               IDM ENVIRONMENTAL CORP.


                                               By:   /s/ Joel Freedman
                                                  -------------------------
                                                   JOEL FREEDMAN, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signatures                        Title                            Date
   -------------                   ----------                        --------

 /s/ Joel Freedman            President, Chief Executive Officer   June 17, 1998
------------------------      and Director (Principal Executive
JOEL FREEDMAN                 Officer)


 /s/ Frank A. Falco           Chairman of the Board, Chief         June 17, 1998
------------------------      Operating Officer, Executive Vice
FRANK A. FALCO                President and Director


 /s/ Michael B. Killeen       Treasurer, Chief Financial Officer   June 17, 1998
------------------------      and Director (Principal Financial
MICHAEL B. KILLEEN            and Accounting Officer)


                                 Director                          June   , 1998
------------------------                                               ---
MARK FRANCESCHINI

                                 Director                          June   , 1998
------------------------                                               ---
RICHARD KELLER

                                 Director                          June   , 1998
------------------------                                               ---
FRANK PATTI

 /s/ Robert McGuinness           Director                          June 17, 1998
------------------------
ROBERT MCGUINNESS